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                                                                    EXHIBIT 4.11

                Form of Certificate for Series B Preferred Stock

              NUMBER                                         SHARES



                              ALOHA AIRGROUP, INC.



This certifies that ___________________________________________ is the owner of

________________________________________ Shares of the Capital Stock of


                              ALOHA AIRGROUP, INC.

Transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.

In Witness Whereof THE DULY AUTHORIZED OFFICERS OF THIS CORPORATION HAVE HEREUNTO SUBSCRIBED THEIR NAMES AND CAUSED THE CORPORATE SEAL TO BE HERETO AFFIXED THIS _________ DAY OF ___________ A.D. 20_____



                                Shares $1.00 Each



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                                   CERTIFICATE

                                       FOR



                                     SHARES

                                     OF THE

                                  Capital Stock







                                    ISSUED TO

                                      DATED



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For Value Received _____ hereby sell, assign and transfer
Unto __________________________________________ Shares of the Capital
Stock represented by the within Certificates and do hereby irrevocably constitute and appoint _____________________________________Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.
Date ____________ 20___.
In the presence of
______________________________________________________________________
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